Exhibit 99.1

EMPOWERING patent OWNERS, REWARDING INVENTION

FOR RELEASE

November 12, 2019

ACACIA RESEARCH REPORTS

THIRD QUARTER FINANCIAL RESULTS

Irvine, Calif. - (BUSINESS WIRE) – November 12, 2019 - Acacia Research Corporation(1) ("Acacia" or "the Company") (Nasdaq: ACTG) today reported results for the three and nine months ended September 30, 2019.

Clifford Press, Chief Executive Officer, stated, “The systematic restructuring of Acacia is now complete and we can commence a focused strategy to diversify our business and augment our portfolio of intellectual property assets. The opportunities for a well-capitalized IP manager to partner with leading technology companies in the current market environment are so significant that Al Tobia and I will now focus our full attention on Acacia. Our strategy involves a number of significant investment opportunities, potential acquisitions and strategic partnerships, designed to develop absolute return assets.”

Al Tobia, President and Chief Investment Officer, added, “During the third quarter we further rationalized the legacy investment portfolio by selling the interest in Miso Robotics. This contributed to the $4.4 million, quarter over quarter increase in cash and short-term investments. Acacia ended the quarter with cash and short-term investments of $169.3 million, which is up by $34.5 million since the second quarter of 2018 when Clifford and I first joined the Board. We are now in a position to leverage Acacia’s strong capital position, significant net operating loss carryforwards, and the relevant skills in Acacia’s senior management team and Board of Directors. We have identified and are working to finalize several compelling and significant opportunities.”

“The existing portfolio of Acacia has a limited number of remaining licenses to be negotiated and we did not generate significant revenues during the quarter. Further we believe the timing and magnitude of the remaining legacy revenues for the full year will be less than the previously anticipated,” Press added. “Accordingly, we are reducing our full-year revenue guidance from approximately $25 million to between $15 and $20 million.”

Third Quarter Financial Summary:

•	Cash and short-term investments totaled $169.3 million as of September 30, 2019, an increase of $3.8 million from $165.5 million as of December 31, 2018.
•	Gross revenues were $1.7 million during the quarter.
•	Operating loss was $5.1 million.
•	GAAP net loss was $7.6 million or $0.15 per diluted share.

1

Investor Conference Call:

The Company will host an investor conference call and live webcast to provide a business update on Tuesday, November 12, 2019 at 9 a.m. ET/ 6 a.m. To access the live call, please dial (800) 367-2403 (U.S. and Canada) or (334) 777-6978 (international) and reference conference ID 5526693.

The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://acaciaresearch.com under the events and presentations tab. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.

Information About Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.  This earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus unrealized change in fair value of investments, loss on investment, non-cash stock compensation charges and non-cash patent amortization charges.  Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period. Additional information regarding these non-GAAP measures is available in previously disclosed SEC filings.

Non-GAAP net income does not reflect realized losses and unrealized changes to the fair value of our investment in Veritone, Inc. We had previously included unrealized changes to the fair value of our investment in Veritone, Inc. in Non-GAAP net income in our previously reported earnings releases. However, given the volatility of Veritone’s market price, we believe excluding our Veritone investment from Non-GAAP net income more accurately reflects our financial performance.

These non-GAAP measures are presented because they are important metrics used by management as a means to assess financial performance.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP and these non-GAAP measures should not be considered alternatives to financial metrics derived in accordance with GAAP. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The table below titled “Unaudited Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income (Loss) and EPS (In thousands, except share and per share data)” provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

Due to uncertainties related to our ability to utilize certain deferred tax assets in future periods, we have recorded a full valuation allowance against our net deferred tax assets for the periods presented herein. Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of the full valuation allowance recorded for net operating loss and foreign tax credit related tax assets generated during the periods. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the applicable periods presented. Accordingly, there are no income tax effects related to our adjustments to arrive at our non-GAAP measures included herein.

2

About Acacia Research Corporation

Founded in 1993, Acacia Research Corporation (ACTG) invests in Intellectual Property Assets and partners with inventors and patent owners to realize the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully implement our strategic plan, the ability to successfully build out a new leadership team within a certain timeframe, the ability to streamline financial reporting, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, general economic conditions and the success of our investments.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur from period to period.

Investor Contact:

FNK IR

Rob Fink, 646-809-4048

rob@fnkir.com

or

Media Contact:

Sloane & Company

Joe Germani / Kristen Duarte, 212-486-9500

jgermani@sloanepr.com / kduarte@sloanepr.com

3

ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$66,861	$128,809
Trading securities - debt	86,390	33,642
Trading securities - equity	16,080	3,012
Accounts receivable	1,799	32,884
Prepaid expenses and other current assets	2,329	3,125
Total current assets	173,459	201,472
Investment at fair value	2,674	7,459
Other investments	–	8,195
Patents, net of accumulated amortization	8,671	6,587
Other non-current assets	2,126	236
Total assets	$186,930	$223,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,268	$8,347
Royalties and contingent legal fees payable	2,274	22,688
Other current liabilities	29	–
Total current liabilities	10,571	31,035

Other liabilities	2,050	1,674
Total liabilities	12,621	32,709

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 50,343,305 and 49,639,319 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	50	50
Treasury stock, at cost, 2,919,828 shares as of September 30, 2019 and December 31, 2018	(39,272)	(39,272)
Additional paid-in capital	651,988	651,156
Accumulated deficit	(440,290)	(422,541)
Total Acacia Research Corporation stockholders' equity	172,476	189,393

Noncontrolling interests	1,833	1,847

Total stockholders' equity	174,309	191,240

Total liabilities and stockholders' equity	$186,930	$223,949

4

ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenues	$1,711	$13,725	$10,558	$82,303

Portfolio operations:
Inventor royalties	776	1,181	4,752	24,166
Contingent legal fees	35	2,949	587	19,745
Patent acquisition expenses	–	–	–	4,000
Litigation and licensing expenses - patents	987	1,549	6,643	7,177
Amortization of patents	863	4,952	2,337	15,560
Other portfolio expenses	(475)	2,202	175	2,202
Total portfolio operations	2,186	12,833	14,494	72,850
Net portfolio income (loss)	(475)	892	(3,936)	9,453
General and administrative expenses	4,670	5,855	12,175	16,072
Impairment of patent-related intangible assets	–	–	–	28,210
Operating loss	(5,145)	(4,963)	(16,111)	(34,829)

Other income (expense):
Change in fair value of investment, net	(4,266)	(24,211)	9,622	(53,961)
Loss on sale of investment	(915)	(3,705)	(8,147)	(3,705)
Impairment of other investment	–	–	(8,195)	(1,000)
Gain on disposal of other investment	2,000	–	2,000	–
Interest income and other	718	321	3,391	796
Total other expense	(2,463)	(27,595)	(1,329)	(57,870)

Loss before provision for income taxes	(7,608)	(32,558)	(17,440)	(92,699)

Provision for income taxes	–	(306)	(323)	(782)

Net loss including noncontrolling interests in subsidiaries	(7,608)	(32,864)	(17,763)	(93,481)

Net (income) loss attributable to noncontrolling interests in subsidiaries	–	(331)	14	(179)

Net loss attributable to Acacia Research Corporation	$(7,608)	$(33,195)	$(17,749)	$(93,660)

Net loss attributable to common stockholders - basic and diluted	$(7,608)	$(33,195)	$(17,749)	$(93,660)

Basic and diluted net loss per common share	$(0.15)	$(0.67)	$(0.36)	$(1.87)

Weighted average number of shares outstanding - basic and diluted	49,828,361	49,557,748	49,727,385	50,080,234

5

ACACIA RESEARCH CORPORATION

UNAUDITED RECONCILIATION OF GAAP NET INCOME (LOSS) AND EPS TO NON-GAAP NET INCOME (LOSS) AND EPS

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

GAAP net loss	$(7,608)	$(33,195)	$(17,749)	$(93,660)

Add back:
Change in fair value of investment, net	4,266	24,211	(9,622)	53,961
Loss on sale of investment	915	3,705	8,147	3,705
Impairment of other investment	–	–	8,195	1,000
Non-cash stock compensation	300	(10)	753	172
Non-cash patent amortization	863	4,952	2,337	15,560
Total non-GAAP adjustments	6,344	32,858	9,810	74,398
Non-GAAP net loss	$(1,264)	$(337)	$(7,939)	$(19,262)

Pro forma non-GAAP net loss per common share - basic and diluted	$(0.03)	$(0.01)	$(0.16)	$(0.38)
GAAP weighted-average shares - basic and diluted	49,828,361	49,557,748	49,727,385	50,080,234

6

ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:

Net loss including noncontrolling interests in subsidiaries	$(17,763)	$(93,481)

Adjustments to reconcile net loss including noncontrolling interests in subsidiaries to net cash provided by (used in) operating activities:
Change in fair value of investment, net	(9,622)	53,961
Impairment of other investment	8,195	1,000
Loss on sale of investment	8,147	3,705
Gain on disposal of other investment	(2,000)	–
Depreciation and amortization	2,344	15,582
Non-cash stock compensation	753	172
Change in value of trading securities	(914)	–
Purchases of trading securities	(103,718)	–
Maturities and sales of trading securities	38,816	–
Impairment of patent-related intangible assets	–	28,210
Other	–	(506)

Changes in assets and liabilities:
Accounts receivable	31,085	(5,877)
Prepaid expenses and other assets	(983)	(183)
Accounts payable and accrued expenses	326	1,052
Royalties and contingent legal fees payable	(20,414)	3,864
Net cash provided by (used in) operating activities	(65,748)	7,499

Cash flows from investing activities:
Patent acquisition costs	(4,420)	–
Sale of investment at fair value	6,260	10,440
(Purchase) Sale of other investments	2,000	(7,000)
Purchases of available-for-sale investments	–	(65,883)
Maturities and sales of available-for-sale investments	–	32,508
Purchases of property and equipment	(119)	–
Net cash provided by (used in) investing activities	3,721	(29,935)

Cash flows from financing activities:
Repurchase of common stock	–	(4,634)
Repurchase of restricted common stock	–	(229)
Proceeds from exercise of stock options	79	257
Net cash provided by (used in) financing activities	79	(4,606)

Decrease in cash and cash equivalents	(61,948)	(27,042)

Cash and cash equivalents, beginning	128,809	136,604

Cash and cash equivalents, ending	$66,861	$109,562

7

Footnotes:

(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries. All intellectual property investment, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

8